Exhibit 1.1

BLUE APRON HOLDINGS, INC.

$30,000,000

EQUITY DISTRIBUTION AGREEMENT

November 10, 2022

Canaccord Genuity LLC
99 High Street, 12th Floor
Boston, Massachusetts 02110

Ladies and Gentlemen:

Blue Apron Holdings, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Canaccord Genuity LLC (“Canaccord”), as follows:

1.              Issuance and Sale of Shares.

(a)            The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it will issue and sell through Canaccord, acting as sales agent, shares of the Company’s Class A common stock, $0.0001 par value per share (the “Common Shares”), having an aggregate offering price of up to $30,000,000 (the “Shares”). The Shares will be sold on the terms set forth herein at such times and in such amounts as the Company and Canaccord shall agree from time to time. The issuance and sale of the Shares through Canaccord will be effected pursuant to the Registration Statement (as defined below).

(b)            Notwithstanding any other provision of this Agreement, the Company and Canaccord agree that the Company shall not deliver a Placement Notice (as defined below) to Canaccord, and Canaccord shall not be obligated to place any Shares, during any period in which the Company is in possession of material non-public information.

2.              Placements.

(a)            Placement Notice. Each time that the Company wishes to issue and sell Shares hereunder (each, a “Placement”), it will notify Canaccord by e-mail notice (or other method mutually agreed to in writing by the parties) containing the parameters within which it desires to sell the Shares, which shall at a minimum include the number of Shares (“Placement Shares”) to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which shall be mutually agreed upon by the Company and Canaccord. The Placement Notice shall originate from any of the individuals (each an “Authorized Representative”) from the Company set forth on Schedule 1 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Canaccord set forth on Schedule 1 attached hereto, as such Schedule 1 may be amended from time to time. The Placement Notice shall be effective upon confirmation by Canaccord unless and until (i) Canaccord declines to accept the terms contained therein for any reason, in its sole discretion, in accordance with the notice requirements set forth in Section 4, (ii) the entire amount of the Placement Shares have been sold, (iii) the Company suspends or terminates the Placement Notice in accordance with the notice requirements set forth in Section 4, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) the Agreement has been terminated under the provisions of Section 12.

(b)            Placement Fee. The amount of compensation to be paid by the Company to Canaccord with respect to each Placement (in addition to any expense reimbursement pursuant to Section 7(h)(ii)) shall be set forth in the Placement Notice and be up to 3.0% of gross proceeds from each Placement.

(c)            No Obligation. It is expressly acknowledged and agreed that neither the Company nor Canaccord will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to Canaccord, and then only upon the terms specified therein and herein. It is also expressly acknowledged that Canaccord will be under no obligation to purchase Shares on a principal basis. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice control.

3.              Sale of Placement Shares by Canaccord. Subject to the terms and conditions of this Agreement, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Canaccord will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on behalf of the Company and as agent, such Placement Shares up to the amount specified during the time period specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges that Canaccord will conduct the sale of Placement Shares in compliance with applicable law, rules and regulations including, without limitation, all applicable United States state and federal securities laws, including the United States Securities Act of 1933, as amended (the “Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including Regulation M promulgated thereunder) and the rules of the New York Stock Exchange (the “Principal Trading Market”) and that such compliance may include a delay in commencement of sales efforts after receipt of a Placement Notice. Canaccord will provide written confirmation to the Company no later than the opening of the Trading Day immediately following the Trading Day on which they have made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to Canaccord with respect to such sales, and the Net Proceeds (as defined below) payable to the Company. Subject to the terms and conditions of the Placement Notice, Canaccord may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” under Rule 415 of the Act, including without limitation sales made directly on or through the Principal Trading Market, on any other existing trading market for the Common Shares solely in the United States, sales to or through a market maker other than on an exchange or in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices. During the term of this Agreement, and notwithstanding anything to the contrary herein, Canaccord agrees that in no event will it or any of its affiliates engage in any market making, bidding, stabilization or other trading activity with regard to the Common Shares if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Act. Notwithstanding anything to the contrary set forth in this Agreement or a Placement Notice, the Company acknowledges and agrees that (i) there can be no assurance that Canaccord will be successful in selling any Placement Shares or as to the price at which any Placement Shares are sold, if at all, and (ii) Canaccord will incur no liability or obligation to the Company or any other person or entity if they do not sell Placement Shares for any reason other than a failure by Canaccord to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on behalf of the Company and as agent such Placement Shares as provided under this Section 3. For the purposes hereof, “Trading Day” means any day on which the Principal Trading Market is open for trading.

4.              Suspension of Sales. The Company or Canaccord may, upon notice to the other party in writing, by telephone (confirmed promptly thereafter by e-mail) or by e-mail notice (or other method mutually agreed to in writing by the parties), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. The Company and Canaccord agree that no such notice shall be effective against the other party unless it is made to one of the individuals named on Schedule 1 hereto, as such Schedule may be amended from time to time.

5.              Settlement.

(a)            Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Business Day (as defined below) (or such earlier day as is agreed by the parties to be industry practice for regular-way trading) following the date on which such sales are made (each a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against the receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction for (i) the commission or other compensation for such sales payable by the Company to Canaccord, as the case may be, pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to Canaccord hereunder pursuant to Section 7(h) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)            Delivery of Shares. On each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting Canaccord’s accounts or its designee’s account at The Depository Trust Company through its Deposit Withdrawal Agent Commission System or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Placement Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, Canaccord will, on each Settlement Date, deliver the related Net Proceeds in same day funds delivered to an account designated by the Company prior to the Settlement Date. If the Company defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10 hereto, it will (i) hold Canaccord harmless against any loss, claim, damage, or expense (including legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to Canaccord any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6.              Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, Canaccord that, as of the date of this Agreement:

(a)            The Company and the transactions contemplated hereby meet the requirements for use of Form S-3 under the Act. The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File Number 333-268200), including a related base prospectus, for registration under the Act of the offering and sale of the Shares and other securities of the Company (the “Initial Registration Statement”). The Initial Registration Statement was declared effective by the Commission on November 10, 2022. The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to Canaccord, have been declared effective by the Commission in such form; and the Initial Registration Statement, at any given time, including the amendments thereto, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at such time and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations under the Act, is herein after referred to as the “Registration Statement.” The Registration Statement, including the base prospectus contained therein (the “Base Prospectus”) was prepared by the Company in conformity, in all material respects, with the requirements of the Act and all applicable rules and regulations of the Commission. One or more prospectus supplements relating to the Shares (each, a “Prospectus Supplement”) have been or will be prepared by the Company and filed with the Commission pursuant to Rule 424(b) under the Act, and together with the Base Prospectus and any amendment thereto and all documents incorporated therein by reference pursuant to Item 12 of Form S-3, are herein after referred to as the “Prospectus”; any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any Prospectus Supplement and any documents filed under the Exchange Act, and incorporated therein, in each case after the date of the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus.”

(b)            No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. No order preventing the use of the Base Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Base Prospectus and each Prospectus Supplement, at the respective time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by Canaccord expressly for use therein, it being understood and agreed that the only such information furnished by Canaccord to the Company consists of the information set forth in the last sentence of the seventh paragraph under the caption “Plan of Distribution” in the Prospectus (“Canaccord Information”).

(c)            For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement. The Registration Statement, when such part became effective, at any deemed effective date pursuant to Rule 430B(f)(2) on the date of filing thereof with the Commission, and the Prospectus, on the date of filing thereof with the Commission and at each Applicable Time and Settlement Date, did not include and will not include any untrue statement of a material fact or omit or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus issued at or prior to such Applicable Time (collectively, and with respect to any Shares, together with the public offering price of such Shares, the “Disclosure Package”) and at each Applicable Time and Settlement Date, did not or will not conflict with the information contained in the Registration Statement or the Prospectus and each such Issuer Free Writing Prospectus as supplemented by and taken together with the Disclosure Package as of any such Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements or omissions in any such document made in reliance on information furnished in writing to the Company by Canaccord expressly stating that such information is intended for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus(es). The representations and warranties set forth in this representation and warranty do not apply to statements in or omissions from the Registration Statement, the Prospectus, or the Disclosure Package, made in reliance upon and in conformity with the Canaccord Information.

(d)            The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions (a) that have been corrected in a filing that has been incorporated by reference in the Prospectus prior to the relevant Applicable Time, or (b) made in reliance on information furnished in writing to the Company by Canaccord expressly stating that such information is intended for use in any such document.

(e)            The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Canaccord Information.

(f)            The Company and its subsidiaries, taken as a whole, have not sustained since the date of the latest audited financial statements included in the Prospectus any material loss or material interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than as a result of the exercise of stock options, the settlement of restricted stock units (“RSUs”) or the award of stock options, restricted stock, RSUs, or performance stock units (“PSUs”) in the ordinary course of business pursuant to the Company’s equity plans that are described in the Prospectus) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Prospectus.

(g)            The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (to the knowledge of the Company with respect to any counterparty to such agreement, and subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (ii) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (iii) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(h)            The Company and each of its subsidiaries has been duly incorporated or formed and is validly existing as a corporation or other applicable entity in good standing under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation or other applicable entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified or in good standing in any such jurisdiction, or, solely in the case of the subsidiaries of the Company, except where the failure to be so qualified or be in good standing in any such jurisdiction would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Company has been listed in the Registration Statement;

(i)            The Company has an authorized capitalization as described under the caption “Description of Capital Stock” set forth in the Disclosure Package and the Prospectus and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description of the Company’s capital stock contained in the Disclosure Package and the Prospectus; and all of (i) the issued shares of capital stock, in the case of subsidiaries of the Company which are corporations, and (ii) the units or other equity interests, as applicable, in the case of subsidiaries of the Company which are limited liability companies, of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(j)            The Shares have been duly authorized and, when issued, delivered and paid for as provided herein, will be validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement and the Shares, including the Placement Shares, will conform to the description thereof contained in the Prospectus as amended or supplemented.

(k)            The issuance and sale of the Shares hereunder and the compliance by the Company with this Agreement and the consummation of the transactions contemplated by this Agreement (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) will not result in any violation of the Certificate of Incorporation or By-laws of the Company or (iii) will not result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clause (i), for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for the approval for listing the Shares on the Principal Trading Market and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or “blue sky” laws, the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or the Principal Trading Market in connection with the issuance and sale of the Shares.

(l)            Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws or similar organizational documents, (ii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or (iii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(m)            The statements set forth in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Company’s capital stock, and under the caption “Plan of Distribution” (other than the Canaccord Information), insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.

(n)            Other than as set forth in the Registration Statement or the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(o)           The Company is not required and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(p)            At the time of filing the Registration Statement, the Company was not and, as of the date hereof, is not, and as of each Applicable Time and Settlement Date will not be, an “ineligible issuer,” as defined in Rule 405 under the Act.

(q)            Ernst & Young LLP, which has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act, the rules and regulations of the Commission thereunder and the Public Accounting Oversight Board.

(r)            The financial statements, including the notes thereto, and the supporting schedules included in the Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and for the periods indicated therein, subject, in the case of unaudited financial statements, to normal year-end audit adjustments; except as otherwise stated in the Registration Statement and the Prospectus, such financial statements and supporting schedules have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except as disclosed therein; the selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein, except as disclosed therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Act and the rules and regulations of the Commission thereunder; all other financial information included in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby, and, in the case of “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) included in the Registration Statement and the Prospectus, such measures are presented in all material respects in compliance with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Act, as applicable.

(s)           There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, or of the rules and regulations promulgated in connection therewith (collectively, the “Sarbanes-Oxley Act”), in each case to the extent applicable to the Company.

(t)           The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act applicable to the Company and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act as of an earlier date than it would otherwise be required to so comply under applicable law). The interactive data in the eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(u)            Since the date of the latest audited financial statements included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(v)           The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective. The Company has conducted evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(w)            This Agreement has been duly authorized, executed and delivered by the Company.

(x)            The Company and its subsidiaries own, or otherwise have the right to use (including pursuant to license, sublicense, agreement or permission), the patents, trademarks, service marks, patent applications, trade names, copyrights, trade secrets, domain names, information, know-how, proprietary rights and processes (collectively, “Intellectual Property”) necessary to conduct the business of the Company and its subsidiaries as described in the Prospectus (excluding commercially available off-the-shelf software programs that are licensed to the Company or its subsidiaries pursuant to “shrink-wrap” licenses for a total cost of less than $30,000), without any known conflict with or infringement of the Intellectual Property of others, and have taken reasonable steps to secure interests in such Intellectual Property and have taken reasonable steps to secure assignment of such Intellectual Property from its employees and contractors; except as set forth in the Prospectus, there has not been any infringement by any third party of any Intellectual Property or other similar rights of the Company or any of its subsidiaries, other than any such infringements by third parties which, individually or in the aggregate, have not had, and are not reasonably likely to result in, a Material Adverse Effect; except as set forth in the Prospectus, neither the Company nor any of its subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus; except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received any written communications alleging that the Company or any of its subsidiaries has violated, infringed or conflicted with, or, by conducting its business as described in the Prospectus, would violate, infringe or conflict with any of the Intellectual Property of any other person or entity, other than any such violations, infringements or conflicts which, individually or in the aggregate, have not had, and are not reasonably likely to result in, a Material Adverse Effect; and the Company and its subsidiaries have taken and will maintain reasonable measures to prevent the unauthorized dissemination or publication of their confidential information and, to the extent contractually required to do so, the confidential information of third parties in their possession.

(y)            The Company and its subsidiaries have (A) paid all material federal, state, local and foreign taxes required to be paid through the date hereof, except any such taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP, and (B) filed all material tax returns required to be filed through the date hereof, in each case except for those returns for which a request for extension has been filed; and there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except where such deficiencies, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(z)            The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Prospectus, except where the failure to so possess or to have made such declarations or filings would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation or modification would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

(aa)          No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of its subsidiaries’ principal suppliers, manufacturers, contractors or customers, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(bb)          (A) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, excluding transactions effected pursuant to a statutory or administrative exemption, has occurred with respect to any Plan that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (C) neither the Company nor any member of its Controlled Group have ever maintained or contributed to or participated in a Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, or a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA; and (D) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor or any other governmental agency or any foreign regulatory agency with respect to any Plan that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(cc)           Except as described in the Registration Statement and the Prospectus, (A) the Company and its subsidiaries (i) are, and at all times for the two years preceding the date of this Agreement have been, in compliance in all material respects with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, decrees, orders and other legally enforceable requirements relating to Hazardous Substances (as defined below), the environment, natural resources or the protection of human or worker health or safety (collectively, “Environmental Laws”), (ii) have obtained and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws for the conduct of their respective businesses as currently conducted, (iii) have not received notice of any actual or potential liability (including such liability of a third party that would reasonably be expected to materially and adversely affect the Company or any of its subsidiaries) under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release (as defined below) or threat of Release of Hazardous Substances (as defined below), (iv) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (v) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law; (B) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except, in the case of each of (A) and (B) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost, obligation or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (C) except as described in the Registration Statement and the Prospectus, (1) there are no proceedings that are pending, or, to the Company’s knowledge, threatened, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which the Company reasonably believes no monetary sanctions of $100,000 or more will be imposed, (2) the Company and its subsidiaries are not aware of any liabilities or other obligations under Environmental Laws or concerning Hazardous Substances that would reasonably be expected to have a materially adverse effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (3) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(dd)          There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Substances by, due to or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or would reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property, in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Substances” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, and polychlorinated biphenyls, that is regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the indoor or outdoor environment.

(ee)          Except as would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, or (B) any applicable wage or hour laws.

(ff)           The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are, in the reasonable judgment of the Company, ordinary and customary for comparable companies in the same or similar businesses; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(gg)          (i) None of the Company or any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate under the Company’s control or representative of the Company or of any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (a “Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(hh)          The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ii)            (i) None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate under the Company’s control or representative of the Company or any of its subsidiaries or affiliates under the Company’s control, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are (A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea and Syria); (ii) the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and (iii) the Company and each of its subsidiaries and affiliates under the Company’s control have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(jj)            Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects, and the Company has obtained the written consent to the use of such data from such sources to the extent required by any statute or any order, rule or regulation of any court or governmental agency or body having any jurisdiction over the Company or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

(kk)          There are no persons with registration rights or other similar rights to have any equity or debt securities registered for sale under the Registration Statement by reason of the issuance and sale of the Placement Shares, except for such rights as may be described in the Prospectus or otherwise effectively waived.

(ll)            The Company’s board of directors meets the independence requirements of, and has established an audit committee and a compensation committee, in each case, that meets the independence requirements of, the rules and regulations of the Commission and the Principal Trading Market.

(mm)       The Company has operated its business in a manner compliant in all material respects with all privacy, data security and data protection laws and regulations, all contractual obligations and all Company policies applicable to the Company’s collection, handling, usage, disclosure and storage of all personally identifiable data (“Personal Data”), along with all other data, including without limitation, IP addresses, mobile device identifiers and website usage activity data (“Device and Activity Data”). In addition, in collecting, handling, using, disclosing and/or storing Device and Activity Data, the Company complies in all material respects with all applicable industry guidelines and codes of conduct. The Company has implemented and maintains policies and procedures designed to ensure the integrity, security and confidentiality of Personal Data and all Device and Activity Data collected, handled used, disclosed and/or stored by the Company in connection with the Company’s operation of its business. The Company has policies and procedures in place reasonably designed to ensure privacy, data security and data protection laws are complied with in all material respects and takes appropriate steps which are reasonably designed to assure compliance in all material respects with such policies and procedures. The Company requires third parties to which it provides any Personal Data or Device and Activity Data to maintain the privacy and security of such Personal Data or Device and Activity Data, as applicable. The Company has not experienced any security incident that has compromised the privacy and/or security of any Personal Data.

(nn)         The Company has not and, to its knowledge, no one acting on its behalf has taken and will not take, directly or indirectly, without giving effect to activities by Canaccord, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Shares.

(oo)          Except as may otherwise exist with respect to Canaccord pursuant to this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or Canaccord for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(pp)          From the time of filing of the Initial Registration Statement through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”).

(qq)         The Company has not sold or issued any shares of capital stock during the six month period preceding the date of the Prospectus, including any sales pursuant to Regulation D of the Act, other than (i) shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights, warrants, RSUs or PSUs or (ii) as disclosed in the Prospectus.

(rr)           There are no debt securities or preferred stock of, or guaranteed by, the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(ss)          The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the Principal Trading Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Shares from the Principal Trading Market, nor has the Company received any notification that the Commission or the Principal Trading Market is contemplating terminating such registration or listing.

(tt)           As of the date hereof, the Company is a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act (a “Smaller Reporting Company”).

(uu)          No forward looking statement within the meaning of Section 27A of the Act and Section 21E of the Exchange Act contained in, or incorporated by reference into the Registration Statement or the Prospectus, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(vv)          Except for this Agreement, the Company is not a party to any agreement with an agent or underwriter for any other “at the market” transaction.

(ww)        The Company acknowledges and agrees that Canaccord has informed the Company that Canaccord may, to the extent permitted under the Act and the Exchange Act, purchase and sell Common Shares for Canaccord’s own account and for the account of its clients at the same time as sales of Placement Shares occur pursuant to this Agreement.

(xx)           The application of the proceeds received by the Company from the issuance, sale and delivery of the Placement Shares as described in the Registration Statement, the Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

7.             Covenants of the Company. The Company covenants and agrees with Canaccord that:

(a)            Registration Statement Amendments. After the date of this Agreement and during the period in which a prospectus relating to the Placement Shares is required to be delivered by Canaccord under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or Rule 173(a) under the Act), (i) the Company will notify Canaccord promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will file promptly all other material required to be filed by it with the Commission pursuant to Rule 433(d) under the Act; (iii) the Company will prepare and file with the Commission, promptly upon Canaccord’s request, any amendments or supplements to the Registration Statement or Prospectus that, in Canaccord’s reasonable opinion and upon the advice of counsel, may be necessary or advisable in connection with the distribution of the Placement Shares by Canaccord (provided, however that the failure of Canaccord to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Canaccord’s right to rely on the representations and warranties made by the Company in this Agreement); (iv) the Company will submit to Canaccord a copy of any amendment or supplement to the Registration Statement or Prospectus a reasonable period of time before the filing thereof and will afford Canaccord and Canaccord’s counsel a reasonable opportunity to comment on any such proposed filing prior to such proposed filing; and (v) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

(b)            Notice of Commission Stop Orders. The Company will advise Canaccord, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Placement Shares by Canaccord, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references in this Section 7 to the Registration Statement shall include any such amendment or new registration statement).

(c)            Delivery of Prospectus; Subsequent Changes. Within the time during which a prospectus relating to the Shares is required to be delivered by Canaccord under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or Rule 173(a) under the Act), the Company will comply with all requirements imposed upon it by the Act and by the rules and regulations promulgated thereunder, as from time to time in force, and will file on or before their respective due dates all reports required to be filed by it with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d), if applicable, or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify Canaccord to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)            NYSE Filings. In connection with the offering and sale of the Placement Shares, the Company will file with the Principal Trading Market all documents and notices, and make all certifications, required by the Principal Trading Market of companies that have securities that are listed on the Principal Trading Market.

(e)            Listing of Placement Shares. The Company will use commercially reasonable efforts to cause the Placement Shares to be listed on the Principal Trading Market and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as Canaccord designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided that the Company shall not be required in connection therewith to qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify or to file a general consent to service of process in any such jurisdiction or subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(f)            Delivery of Registration Statement and Prospectus. Upon the request of Canaccord, the Company will furnish to Canaccord and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Shares is required to be delivered under the Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as Canaccord may from time to time reasonably request and, at Canaccord’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of Placement Shares may be made.

(g)           Reserved.

(h)           Expenses.

(i)            The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto and each Issuer Free Writing Prospectus, (ii) the preparation, issuance and delivery of the Placement Shares, (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(e) of this Agreement, including filing fees in connection therewith, (v) the printing and delivery to Canaccord of any requested copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (vi) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Principal Trading Market, and (vii) any filing fees and expenses incident to any review by FINRA (including reasonable and documented fees and disbursements of counsel to Canaccord incurred in connection therewith not to exceed $5,000) of the terms of the sale of the Placement Shares.

(ii)            In addition to any fees that may be payable to Canaccord hereunder and regardless of whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company shall reimburse Canaccord for all of its reasonable and documented expenses (including travel and related expenses, the costs of document preparation, production and distribution, third party research and database services and the reasonable fees and disbursements of counsel to Canaccord), up to a maximum reimbursement of $75,000, arising out of this Agreement, within ten (10) days of the presentation by Canaccord to the Company of a reasonably detailed statement therefor.

(i)           Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus.

(j)            Other Sales. Without the prior written consent of Canaccord (which consent shall not be unreasonably withheld, conditioned or delayed), the Company will not (A) directly or indirectly, offer to sell, sell, announce the intention to sell, contract to sell, pledge, lend, grant or sell any option, right or warrant to sell or any contract to purchase, purchase any contract or option to sell or otherwise transfer or dispose of any Common Shares (other than the Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares or file any registration statement under the Act with respect to any of the foregoing (other than a registration statement on Form S-8 or any amendments or supplements to existing Registration Statements on Form S-1 or any new Registration Statements on Form S-1 or S-3 in replacement thereof pursuant to registration requirements of the Company in existence on the date hereof), or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Shares, or any securities convertible into or exchangeable or exercisable for or repayable with Common Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, during the period beginning on the date on which any Placement Notice is delivered by the Company hereunder and ending on the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; and without the prior written consent of Canaccord (which consent shall not be unreasonably withheld, conditioned or delayed), the Company will not directly or indirectly in any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares prior to the termination of this Agreement; provided, however, that such restrictions will not be applicable to (i) grants of rights to acquire Common Shares (and the issuance of Common Shares upon the exercise or settlement of such rights) pursuant to employee benefit plans, stock option plans or other employee compensation plans, (ii) Common Shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding on the date hereof, and disclosed in filings by the Company available on EDGAR or in writing to Canaccord on or prior to the date hereof, (iii) Common Shares, warrants or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire Common Shares pursuant to any merger, consolidation, reorganization or sale, financing activity, or other transaction involving the Company; and (iv) other issuances disclosed in filings by the Company available on EDGAR on or prior to the date hereof, including, without limitation, issuances pursuant to the terms of that certain Purchase Agreement, dated as of April 29, 2022, by and between the Company and RJB Partners LLC, as amended, provided that such issuances are promptly disclosed in filings by the Company on EDGAR or in writing to Canaccord, in each case prior to the issuance of any Placement Notice by the Company or sale of any Placement Shares under any Placement Notice then in effect.

(k)            Change of Circumstances. The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise Canaccord promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter or other document provided to Canaccord pursuant to this Agreement.

(l)            Due Diligence Cooperation. The Company will cooperate with any due diligence review conducted by Canaccord or its agents, including, without limitation, providing information and making available documents and senior corporate officers, as Canaccord may reasonably request; provided, however, that the Company shall be required to make available senior corporate officers only (i) by telephone or at the Company’s principal offices and (ii) during the Company’s ordinary business hours.

(m)          Affirmation of Representations, Warranties, Covenants and Other Agreements. Upon commencement of the offering of the Placement Shares under this Agreement (and upon the recommencement of the offering of the Placement Shares under this Agreement following any termination of a suspension of sales hereunder), and at each Applicable Time, each Settlement Date and each Representation Date (as defined below), in each case, to the extent no waiver is applicable pursuant to Section 7(o), the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement.

(n)           Required Filings Relating to Placement of Placement Shares. In each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Placement Shares were made by Canaccord under this Agreement, the Company shall set forth with regard to such quarter the number of Shares sold through Canaccord under this Agreement and the Net Proceeds received by the Company.

(o)           Representation Dates; Certificate. During the term of this Agreement, on the date of each Placement Notice given hereunder, and each time the Company (i) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K or quarterly report on Form 10-Q under the Exchange Act; or (iii) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iii) shall be a “Representation Date”), the Company shall furnish Canaccord (but in the case of clause (iii) above only if Canaccord reasonably determines that the financial information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit A. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide Canaccord with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or Canaccord sells any Placement Shares, the Company shall provide Canaccord with a certificate, in the form attached hereto as Exhibit A, dated the date of the Placement Notice.

(p)           Legal Opinions. Upon commencement of the offering of Placement Shares under this Agreement (and upon the recommencement of the offering of the Placement Shares under this Agreement following any termination of a suspension of sales hereunder), and promptly after each Representation Date, in each case, to the extent no waiver is applicable pursuant to Section 7(o), the Company will furnish or cause to be furnished to Canaccord the written opinion and negative assurance letter, to the extent applicable, of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, or other counsel reasonably satisfactory to Canaccord, dated the date of such commencement or recommencement or the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form and substance reasonably satisfactory to Canaccord and its counsel; provided, however, in lieu of such opinion and letter, counsel last furnishing such letter to Canaccord may furnish Canaccord with a letter substantially to the effect that Canaccord may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time. Such opinion and negative assurance letter, to the extent applicable, shall be rendered to Canaccord at the request of the Company and shall state so therein.

(q)            Comfort Letters. Upon commencement of the offering of Placement Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following any termination of a suspension of sales hereunder), and promptly after each Representation Date, in each case, to the extent no waiver is applicable pursuant to Section 7(o), the Company shall cause its independent accountants reasonably satisfactory to Canaccord, to furnish Canaccord letters dated the date of this Agreement or the date of such commencement or recommencement or the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be (the “Comfort Letters”), in form and substance satisfactory to Canaccord, (i) confirming that they are registered independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters included in or incorporated by reference in the Registration Statement as ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information which would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(r)            Chief Financial Officer Certificate. If requested by Canaccord, upon commencement of the offering of Placement Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following any termination of a suspension of sales hereunder), and promptly after each Representation Date, in each case, to the extent no waiver is applicable pursuant to Section 7(o), the Company shall furnish to Canaccord a certificate of the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to Canaccord.

(s)            Market Activities. The Company will not, directly or indirectly, without giving effect to activities by Canaccord, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares, or pay anyone any compensation for soliciting purchases of the Shares other than Canaccord.

(t)            Insurance. The Company and its subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

(u)            Compliance with Laws. The Company and its subsidiaries shall comply with all federal, state and local or foreign law, rule, regulation, ordinance, order or decree applicable to them, except where failure to so comply would not reasonably be expected to have a Material Adverse Effect. Furthermore, the Company and its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other material authorizations required by federal, state and local law in order to conduct their respective businesses as described in, or incorporated by reference into, the Registration Statement, the Disclosure Package or the Prospectus, and the Company and its subsidiaries shall conduct their respective businesses, or cause their respective businesses to be conducted, in substantial compliance with such material permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v)           Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that it will not be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(w)           Act and Exchange Act. The Company will use commercially reasonable efforts to comply with all requirements imposed upon it by the Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

(x)            No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Act) approved in advance by the Company and Canaccord, in its capacity as principal or agent hereunder, neither Canaccord nor the Company (including its agents and representatives, other than Canaccord in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Act), required to be filed by it with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Common Shares hereunder.

(y)           Sarbanes-Oxley Act. The Company and its subsidiaries will comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act.

(z)            Consent to Canaccord Trading. The Company consents to Canaccord trading in the Common Shares of the Company for Canaccord’s own account and for the account of its clients at the same time as sales of Placement Shares occur pursuant to this Agreement.

(aa)      Rescission Offers. If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representations in Section 6 shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Placement Shares from the Company as the result of an offer to purchase solicited by Canaccord the right to refuse to purchase and pay for such Placement Shares.

(bb)      Actively Traded Security. If, at the time of the execution of this Agreement, the Company’s Common Shares are not an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule, the Company shall notify Canaccord at the time the Common Shares becomes an “actively traded security” under such rule. Furthermore, the Company shall notify Canaccord immediately if the Common Shares, having once qualified for such exemption, ceases to so qualify.

(cc)      Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with Canaccord, to qualify the Placement Shares for sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Canaccord may designate and to maintain such qualifications in effect so long as required to complete the sale of the Placement Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(dd)      Emerging Growth Company Status. Prior to December 31, 2022 (at which time the Company expects to cease to be an Emerging Growth Company), the Company will promptly notify Canaccord if the Company ceases to be an Emerging Growth Company at any time prior to the termination of this Agreement.

(ee)      Smaller Reporting Company Status. The Company will promptly notify Canaccord if the Company ceases to be a Smaller Reporting Company at any time prior to the termination of this Agreement.

(ff)        Tax Indemnity. The Company will indemnify and hold harmless Canaccord against any documentary, stamp or similar issue tax, including any interest and penalties, on the issue and sale of the Placement Shares.

8.             Additional Representations and Covenants of the Company.

(a)            Issuer Free Writing Prospectuses.

(i)            The Company represents that it has not made, and covenants that, unless it obtains the prior written consent of Canaccord (such consent not to be unreasonably withheld, conditioned or delayed), it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus required to be filed by it with the Commission or retained by the Company under Rule 433 of the Act; except as set forth in a Placement Notice, no use of any Issuer Free Writing Prospectus has been consented to by Canaccord. The Company agrees that it will comply with the requirements of Rules 164 and 433 of the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(ii)            The Company agrees that no Issuer Free Writing Prospectus, if any, will include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified, or the Prospectus. In addition, no Issuer Free Writing Prospectus, if any, will include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the foregoing shall not apply to any statements or omissions in any Issuer Free Writing Prospectus made in reliance on information furnished in writing to the Company by Canaccord expressly stating that such information is intended for use therein.

(iii)            The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified, or the Prospectus or would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to Canaccord and, if reasonably requested by Canaccord, will prepare and furnish without charge to Canaccord an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, the foregoing shall not apply to any statements or omissions in any Issuer Free Writing Prospectus made in reliance on information furnished in writing to the Company by Canaccord expressly stating that such information is intended for use therein.

(b)           Non-Issuer Free Writing Prospectus. The Company consents to the use by Canaccord of a press release or other written communication that contains only information permitted under Rule 134 under the Act; provided that Canaccord covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Act a free writing prospectus.

(c)            Distribution of Offering Materials. The Company has not distributed and will not distribute, during the term of this Agreement, any offering materials in connection with the offering and sale of the Placement Shares other than the Registration Statement, Prospectus or any Issuer Free Writing Prospectus reviewed and consented to by Canaccord and included in a Placement Notice (as described in clause (a)(i) above).

9.            Conditions to Canaccord’s Obligations. The obligations of Canaccord hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein and in the applicable Placement Notices, to the due performance by the Company of its obligations hereunder, to the completion by Canaccord of a due diligence review satisfactory to Canaccord in its reasonable judgment, and to the continuing satisfaction (or waiver by Canaccord in its sole discretion) of the following additional conditions:

(a)            Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of (i) all Placement Shares issued pursuant to all prior Placements and not yet sold by Canaccord and (ii) all Placement Shares contemplated to be issued by the Placement Notice relating to such Placement.

(b)            No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state or foreign or other governmental, administrative or self-regulatory authority during the period of effectiveness of the Registration Statement, the response to which might reasonably require any amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state or foreign or other governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.

(c)            No Misstatement or Material Omission. Canaccord shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Canaccord’s opinion (under the advice of counsel) is material, or omits to state a fact that in Canaccord’s opinion (under the advice of counsel) is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)            Material Changes. Except as contemplated and appropriately disclosed in the Prospectus, or disclosed in the Company’s reports filed with the Commission, in each case at the time the applicable Placement Notice is delivered, there shall not have been any material change, on a consolidated basis, in the authorized share capital of the Company and its subsidiaries, or any Material Adverse Effect, or any development that may reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities, the effect of which, in the sole judgment of Canaccord (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e)            Certificates. Canaccord shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o). Canaccord shall have also received the certificate required to be delivered pursuant to Section 7(r) on or before the date on which delivery of such certificate is required pursuant to Section 7(r).

(f)            Legal Opinions. Canaccord shall have received the opinions of counsel to the Company required to be delivered pursuant Section 7(p) on or before the date on which such delivery of such opinions are required pursuant to Section 7(p). In addition, Canaccord shall have received the negative assurance letter of Goodwin Procter LLP, counsel to Canaccord, on such dates and with respect to such matters as Canaccord may reasonably request.

(g)            Comfort Letters. Canaccord shall have received each of the Comfort Letters required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such letters are required pursuant to Section 7(q).

(h)            Approval for Listing; No Suspension. The Placement Shares shall have either been (i) approved for listing, subject to notice of issuance, on the Principal Trading Market, or (ii) the Company shall have filed an application for listing of the Placement Shares on the Principal Trading Market at or prior to the issuance of the Placement Notice. Trading in the Common Shares shall not have been suspended on such market.

(i)             Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), the Company shall have furnished to Canaccord such appropriate further information, certificates, opinions and documents as Canaccord may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish Canaccord with such conformed copies of such opinions, certificates, letters and other documents as Canaccord shall reasonably request.

(j)            Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(k)            No Termination Event. There shall not have occurred any event that would permit Canaccord to terminate this Agreement pursuant to Section 12(a).

10.            Indemnification and Contribution.

(a)            Company Indemnification. The Company will indemnify and hold harmless Canaccord and each person, if any, who controls Canaccord within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities, to which Canaccord or such controlling person may become subject, under Section 15 of the Act or Section 20 of the Exchange Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto) or the Disclosure Package or, (ii) the omission or alleged omission to state therein a material fact, (a) in the case of the Registration Statement or any amendment thereto, required to be stated therein or necessary to make the statements therein not misleading and (b) in the case of the Prospectus or any supplement thereto or the Disclosure Package, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse Canaccord for any reasonable legal expenses of counsel for Canaccord, and for other documented expenses reasonably incurred by Canaccord in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto) or the Disclosure Package, in reliance upon and in conformity with written information furnished to the Company by and through Canaccord as set forth in Section 10(b) below expressly for use therein.

(b)            Canaccord Indemnification. Canaccord will indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities to which the Company or such director, officer or controlling person may become subject under Section 15 of the Act or Section 20 of the Exchange Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto) or the Disclosure Package, or (ii) the omission or alleged omission to state therein a material fact, (a) in the case of the Registration Statement or any amendment thereto, required to be stated therein or necessary to make the statements therein not misleading and (b) in the case of the Prospectus or any supplement thereto or the Disclosure Package, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that any such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto), the Disclosure Package, in reliance upon and in conformity with written information furnished to the Company by and through Canaccord expressly for use therein, it being understood and agreed that the only such information furnished by Canaccord to the Company consists of the Canaccord Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)            Procedure.

(i)            Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this Section 10. In the case of parties indemnified pursuant to Section 10(a) above, counsel to the indemnified parties shall be selected by Canaccord, and, in the case of parties indemnified pursuant to Section 10(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any relevant local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding anything to the contrary herein, neither the assumption of the defense of any such action nor the payment of any fees or expenses related thereto shall be deemed to be an admission by the indemnifying party that it has an obligation to indemnify any person pursuant to this Agreement.

(ii)            The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying person agrees to indemnify each indemnified party from and against any loss, claim, damage or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by this section, the indemnifying person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of the proposed terms of such settlement and (ii) the indemnifying party shall not have reimbursed the indemnified person in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(d)            Contribution. If the indemnification provided for in this Section 10 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Canaccord on the other from the offering of the Placement Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and Canaccord on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Canaccord on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company, bear to the total commissions received by Canaccord. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or Canaccord on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Canaccord agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 10(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), Canaccord shall not be required to contribute any amount in excess of the selling commission received by Canaccord in connection with the offering contemplated hereby. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10(d), each officer and employee of Canaccord and each person, if any, who controls Canaccord within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as Canaccord, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

(e)            Obligations. The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls Canaccord within the meaning of the Act; and the obligations of Canaccord under this Section 10 shall be in addition to any liability which Canaccord may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

11.            Representations and Agreements to Survive Delivery. All representations and warranties contained in this Agreement or in certificates of officers of the Company and Canaccord delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of Canaccord or its agents, any controlling persons of Canaccord, its officers or directors, or any person controlling the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

12.           Termination.

(a)            Canaccord shall have the right to terminate this Agreement at any time by giving notice as hereinafter specified if (i) any Material Adverse Effect has occurred, or any development that is reasonably expected to cause a Material Adverse Effect has occurred or any other event has occurred which, in the sole judgment of Canaccord, may materially impair Canaccord’s ability to proceed with the offering to sell the Shares, (ii) the Company shall have failed, refused or been unable, at or prior to any Settlement Date, to perform any agreement on its part to be performed hereunder, (iii) any other condition of Canaccord’s obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the Common Shares of the Company on the Principal Trading Market shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h) (Expenses), Section 10 (Indemnification), Section 11 (Survival of Representations), Section 12(f) (Termination), Section 17 (Applicable Law; Consent to Jurisdiction) and Section 18 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If Canaccord elects to terminate this Agreement as provided in this Section 12(a), Canaccord shall provide the required notice as specified in Section 13 (Notices).

(b)            The Company shall have the right to terminate this Agreement in its sole discretion at any time by giving ten (10) days’ notice as hereinafter specified. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(k), Section 10, Section 11, Section 12(f), Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(c)            In addition to, and without limiting Canaccord’s rights under Section 12(a), Canaccord shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement by giving ten (10) days’ notice as hereinafter specified. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(k), Section 10, Section 11, Section 12(f), Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(d)            This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), 12(b) or 12(c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(k), Section 10, Section 11, Section 12(f), Section 17 and Section 18 shall remain in full force and effect.

(e)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by Canaccord or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

(f)            In the event that the Company terminates this Agreement, as permitted under Section 12(b), the Company shall be under no continuing obligation pursuant to this Agreement to utilize the services of Canaccord in connection with any sale of securities of the Company or to pay any compensation to Canaccord other than compensation with respect to sales of Placement Shares subscribed on or before the termination date and the Company shall be free to engage other placement agents and underwriters from and after the termination date with no continuing obligation to Canaccord.

13.            Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing (including electronic transmission) and if sent to Canaccord, shall be delivered to:

Canaccord Genuity LLC

99 High Street, 12th Floor

Boston, MA 02110

Attention: ECM, General Counsel

Email: aviles@cgf.com

With a copy to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention: Gregg L. Katz

Email: GKatz@goodwinlaw.com

or if sent to the Company, shall be delivered to:

Blue Apron Holdings, Inc.
28 Liberty Street
New York, NY 10005
Attention: Meredith Deutsch

Email: legalnotices@blueapron.com

With a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Attention: David A. Westenberg

Email: David.Westenberg@wilmerhale.com

Each party to this Agreement may change such address for notices by sending to the other party to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier, (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), and (iv) if sent by email, on the Business Day on which the email was sent (provided no “bounce back” or notice of non-delivery is received). For purposes of this Agreement, “Business Day” shall mean any day on which the Principal Trading Market and commercial banks in the city of New York are open for business.

14.           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Canaccord and their respective successors and assigns, controlling persons, officers and directors referred to in Section 10 hereof. References to any of either of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that Canaccord may assign its rights and obligations hereunder to an affiliate of Canaccord without obtaining the Company’s consent.

15.           Adjustments for Share Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Shares.

16.           Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and placement notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Canaccord. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

17.           Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

18.           Waiver of Jury Trial. The Company and Canaccord hereby irrevocably waive any right either may have to a trial by jury in respect of any claim based upon or arising out of this agreement or any transaction contemplated hereby.

19.           Absence of Fiduciary Duties. The parties acknowledge that they are sophisticated in business and financial matters and that each of them is solely responsible for making its own independent investigation and analysis of the transactions contemplated by this Agreement. They further acknowledge that Canaccord has not been engaged by the Company to provide, and has not provided, financial advisory services in connection with the terms of the offering and sale of the Shares nor has Canaccord assumed at any time a fiduciary relationship to the Company in connection with such offering and sale. The parties also acknowledge that the provisions of this Agreement fairly allocate the risks of the transactions contemplated hereby among them in light of their respective knowledge of the Company and their respective abilities to investigate its affairs and business in order to assure that full and adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto). The Company hereby waives, to the fullest extent permitted by law, any claims it may have against Canaccord for breach of fiduciary duty or alleged breach of fiduciary duty and agrees Canaccord shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of Company.

20.           Judgment of Currency. The obligation of the Company in respect of any sum due to Canaccord under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first Business Day, following receipt by Canaccord of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) Canaccord may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to Canaccord hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Canaccord against such loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to Canaccord hereunder, Canaccord agrees to pay to the Company an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to Canaccord hereunder.

21.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or email transmission.

[Remainder of Page Intentionally Left Blank]

If the foregoing accurately reflects your understanding and agreement with respect to the matters described herein please indicate your agreement by countersigning this Agreement in the space provided below.

Very truly yours,

BLUE APRON HOLDINGS, INC.

By:	/s/ Mitchell Cohen
Name: Mitchell Cohen
Title: Interim Chief Financial Officer and Treasurer

ACCEPTED as of the date first-above written:

CANACCORD GENUITY LLC

By:	/s/ Jennifer Pardi
Name: Jennifer Pardi
Title: Managing Director, Global Head of Equity Capital Markets

SCHEDULE 1

The Authorized Representatives of the Company are as follows:

Linda Findley

[***]

Meredith Deutsch

[***]

Elizabeth Huebner

[***]

The Authorized Representatives of Canaccord are as follows:

Jen Pardi
jpardi@cgf.com

Brian O’Connor
boconnor@cgf.com

EXHIBIT A

OFFICER’S CERTIFICATE

I, [name of executive officer], the [title of executive officer] of Blue Apron Holdings, Inc. (the “Company”), do hereby certify in such capacity and on behalf of the Company, and not in my personal capacity, pursuant to Section 7(o) of the Equity Distribution Agreement dated as of October 3, 2022 (the “Distribution Agreement”) between the Company and Canaccord Genuity LLC, to the best of my knowledge that:

(i)       The representations and warranties of the Company in Section 6 of the Distribution Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(iii)       The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Distribution Agreement at or prior to the date hereof.

All capitalized terms used herein have the meanings given to such terms in the Distribution Agreement. Goodwin Procter LLP and Wilmer Cutler Pickering Hale and Dorr LLP are entitled to rely upon this Officer’s Certificate in connection with the opinions given by such firms pursuant to the Distribution Agreement.

Date:	By:
Name:
Title: